Second Amended and Restated Consulting Agreement
Between Homeland Energy Solutions LLC
And Cornerstone Resources LLC.

This Second Amended and Restated Consulting Agreement (the “Agreement”) is entered into effective as of the 1ST day of January, 2018 by and between Cornerstone Resources, LLC, an Iowa limited liability company (“CR”) and Homeland Energy Solutions, LLC (“HES”), an Iowa limited liability company which parties may sometimes be referred to herein individually as a “Party”, or collectively as the “Parties”.

WHEREAS, CR is in the business of providing consulting services to chemical process and ethanol production companies.

WHEREAS, HES wishes to retain CR to provide the services of a CEO/President, management development, operations management expertise and ethanol business management for HES.

NOW THEREFORE, IN CONSIDERATION of the mutual terms and conditions of this Agreement, and other good and valuable consideration receipt of which is hereby acknowledged, CR and HES agree as follows:

1. Retention of Consultant: HES hereby retains CR, and CR hereby agrees to act and provide the services described in Section 2 below to and for the benefit of HES (the “Services”). All such Services for which CR is retained during the Term (as defined below) of this Agreement shall be deemed to be performed subject to the terms of this Agreement unless the Parties agree otherwise in writing.

2. Statements of Work and Other General Consulting:

•	CR will retain James Broghammer (owner of CR) to provide the services of CEO/President for Homeland Energy Solutions.

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James Broghammer will be on-site 2 days per week unless he is traveling on behalf of HES or is otherwise performing services outside of the plant at the direction of the Board. The one exception is when James Broghammer is taking personal vacation of 3 days or more in a given week.

•	Reporting directly to the CEO will be the Commodity Risk Manager, CFO, Plant Manager, and the Office and HR manager.

•	CR will assist all plant management personnel in development of systems and procedures to perform their respective jobs in the most efficient and effective manner possible.

•	CR will provide any technical assistance to the plant operation as needed.

•	CR will provide experience and support to the risk management program at HES.

•	CR will support the CFO and provide guidance for operation reports that can provide useful information for the ongoing operations of HES.

•	CR shall immediately report to HES’s board of directors any behavior suspected to be in violation of HES’s policies or workplace rules regarding equal

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•	employment opportunity, discrimination, harassment or retaliation. This includes behavior witnessed by CR, reported to CR, or otherwise known to/learned by CR.

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CR shall comply with all applicable HES policies relating to office and workplace conduct (including anti-discrimination, anti-harassment, and anti-retaliation policies), health and safety, and use of CR facilities, equipment, and other resources. CR shall comply with all applicable local, state, and federal laws, statutes, ordinances, and regulations in the performance of the Services under this Agreement.

3. Performance of Services: The HES board of directors (the “Board”) will be the primary and only contact for CR regarding the Services performed under this Agreement. CR shall be entitled to rely on, and shall proceed according to the direction of the Board. CR shall provide written and/or oral progress reports to the Board not less frequently than weekly and as needed from time to time with reasonably request of the Board. CR shall not use the services of any third party in delivering the Services without the Board’s prior consent.

4. Other Business Activities. CR and its representatives who perform the Services may be engaged or employed in any other business, trade, profession, or other activity which does not place CR in a conflict of interest with HES.
5. Compensation and Reimbursement for Expenses:
5.1 CR’s Fee: As full and complete compensation for the Services under this Agreement, HES shall pay CR monthly for the Services at the rate set forth on Exhibit A.
5.2 Payment Terms: Payments to CR for the Services shall be made by the 15th day following the end of the month in which the Services are rendered. CR shall provide an accounting of the actual number of days worked by CR during each month, which accounting shall be delivered within 5 days of the end of each month. HES shall review this accounting prior to making payment to CR for Services performed during the previous month and shall pay any undisputed amount.
5.3 Reimbursement for Costs: HES shall reimburse CR for all out-of-pocket expenses incurred by CR in connection with performing the Services or which are incurred with HES’s prior written consent. HES shall reimburse CR for James Broghammer’s mileage necessary to perform the Services, including mileage between James Broghammer’s residence and HES’s primary business location. Notwithstanding the foregoing, all expenses in excess of $500 shall be preapproved by HES. Reimbursement shall be made within fifteen (15) days after HES’s receipt of CR’s invoice therefore, accompanied by reasonable proof of the cost for which such reimbursement is sought. CR shall not request reimbursement more frequently than once per calendar month.

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6. Confidential Information: All of the designs, processes, inventions and other technical or business information disclosed by HES to CR in connection with this Agreement or created by CR under this Agreement (collectively referred to herein as the “Confidential Information”) shall be protected by CR as provided under this Section. CR shall not disclose any part of the Confidential Information to any person or entity other than its employees who need to have access to such data in furtherance of this Agreement. CR shall not disclose any Confidential Information pursuant to court order or other legal process unless it is advised by its legal counsel that it is legally required to do so; it has promptly given HES notice of such order or process so that HES can obtain a secrecy order; and, it uses all other reasonable means to ensure the confidential treatment of such information. Notwithstanding anything set forth above, however, CR shall have no obligations under this Section with respect to Confidential Information which: (a) it can demonstrate with documentary evidence was in its possession prior to receipt from HES; (b) appears in issued patents or printed publications in integrated form or is in general use in the trade without violation by CR of this Agreement, or violation by any other party of an obligation not to disclose it; or (c) is disclosed to CR by someone other than HES who is under no obligation not to disclose it.
7. Intellectual Property.
7.1    HES is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the “Deliverables”), including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. CR agrees that the Deliverables are hereby deemed a “work made for hire” as defined in 17 U.S.C. § 101 for HES. If, for any reason, any of the Deliverables do not constitute a “work made for hire,” CR hereby irrevocably assigns to HES, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein. HES agrees that it makes no right, title or claim in any intellectual property rights which CR or its agents, officers or employees develops in connection with work performed for other entities or employers.
7.2    Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). CR hereby irrevocably waives, to the extent permitted by applicable law, any and all claims CR may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables. HES agrees that it makes no right, title or claim in any Moral Rights which CR or its agents, officers or employees develops in connection with work performed for other entities or employers.
7.3    CR shall make full and prompt disclosure to HES of any inventions or processes as such terms are defined in 35 U.S.C. § 100 (the “Patent Act”), made or conceived by CR alone or with others during the term related to the services performed for HES herein, whether or not such inventions or processes are

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patentable or protected as trade secrets and whether or not such inventions or processes are made or conceived during normal working hours or on the premises of HES. HES acknowledges, however, that CR may conceive said inventions or processes in connection with its services for other clients or employers. HES makes no claim as to those inventions or processes. CR shall not disclose to any third party the nature or details of any such covered inventions or processes without the written prior consent of HES. Any patent or copyright applications relating to the services, related to trade secrets of HES or which relate to tasks performed by CR for HES, that CR may file within one year after expiration or termination of this Agreement shall belong to HES and CR hereby assigns same to HES as having been conceived or reduced to practice during the term of this Agreement.
7.4    Upon the request of HES, CR shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist HES to prosecute, register, perfect, record, or enforce its rights in any Deliverables. In the event HES is unable, after reasonable effort, to obtain the signature of an authorized agent of CR on any such documents, CR hereby irrevocably designates and appoints HES as CR’s agent and attorney-in-fact, to act for and on CR’s behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Deliverables with the same legal force and effect as if CR had executed them. CR agrees that this power of attorney is coupled with an interest.
7.5    CR retains ownership of any preexisting intellectual property developed by CR prior to this Agreement, however, CR hereby grants to HES an irrevocable, worldwide, unlimited, royalty-free license to use, publish, reproduce, display, distribute copies of, and prepare derivative works based upon, such preexisting materials and derivative works thereof.
7.6    Except for such pre-existing intellectual property and intellectual property which he has developed independent of the services rendered under this Agreement, CR has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform or display any deliverables. CR has no right or license to use HES’s trademarks, service marks, trade names, logos, symbols, or brand names. CR does have a right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform or display relating to intellectual property or moral rights developed in connection with its employment for others, contract hire for others, or developed independently of any services performed under this Agreement.
7.7    CR shall require each of its employees and contractors to execute written agreements securing for HES the rights provided for in this Section prior to such employee or contractor providing any Services under this Agreement.

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8. Termination:
8.1 Term. This Agreement shall commence on the date first above written and shall continue until December 31, 2018 (the “Initial Term”). Unless notice is given as set forth below, this Agreement shall renew until December 31, 2019 (the “First Renewal Term”). Thereafter, this Agreement shall continue on a month-to-month basis following the expiration of the First Renewal Term (each a “Renewal Term” and together with the Initial Term and the First Renewal Term the “Term”) unless the Agreement is terminated by either Party by giving notice not less than 15 days prior to the expiration of the Initial Term, the First Renewal Term or any Renewal Term.
8.2 Termination. CR or HES may terminate this Agreement, effective immediately upon written notice to the other Party to this Agreement, if the other Party materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the other Party does not cure such breach within 15 days after receipt of written notice of such breach.
9. Indemnity: Each Party shall defend, indemnify and hold the other Party harmless from and against any and all third party claims arising from or related to such Party’s respective breach of this Agreement or of any representations or warranties made hereunder.
10. Insurance: HES shall at all times during the Term of this Agreement maintain general liability, property, business interruption, D&O, umbrella and workers comp. insurance coverage with financially responsible insurance carriers in amounts appropriate for HES’s business. CR shall at all times during the Term of this Agreement maintain workers compensation insurance for all of its employees who provide the Services and CR shall be responsible for all employment related costs and expenses for its employees which shall not be the responsibility of HES.
11. Dispute Resolution: In the event of any dispute arising under or in connection with this Agreement or with the existence, validity, interpretation, breach or enforcement thereof, either before or after the termination or expiration of this Agreement, the Parties shall, upon the written request of either of them, enter into mediation of such dispute pursuant to the rules of mediation and conciliation of the American Arbitration Association, or such other rules or procedures as they may agree. If they are unable to resolve such dispute within ninety (90) days of commencement of such mediation, then either Party may at any time after giving written notice to the other of its intent to do so, file suit with respect to such dispute in any court of competent jurisdiction subject to the choice of venue provisions of this Agreement.
12.    Non-solicitation. Each Party agrees that during the Term of this Agreement and for a period of 12 months following the termination or expiration of this Agreement, it shall not make any solicitation to employ the other Party’s personnel without written consent of the other Party to be given or withheld in its sole discretion. For the purposes

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of this clause, a general advertisement or notice of a job listing or opening or other similar general publication of a job search or availability to fill employment positions, including on the internet, shall not be construed as a solicitation or inducement, and the hiring of any such employees or independent contractor who freely responds thereto shall not be a breach of this clause.
13. General Terms.
13.1 Waiver. The failure of either Party to insist on strict performance of any of the provisions of this Agreement or to exercise any right it grants will not be construed as a relinquishment of any right or a waiver of any provision of this Agreement. No waiver of any provision or right shall be valid unless it is in writing and signed by a duly authorized representative making the waiver.
13.2 No Assignment. Neither Party may assign or convey this Agreement or its obligations hereunder without the other Party’s prior written consent, except that either Party may assign this Agreement to a purchaser of a controlling interest in its capital stock or of substantially all of its assets.
13.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Iowa without giving effect to any choice or conflict of law provision or rule. Each Party irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in the County of Chickasaw, State of Iowa in any legal suit, action, or proceeding arising out of or based upon this Agreement or the Services provided hereunder.
13.4 Notices. Notices and other communications required or allowed by this Agreement shall be in writing and sent by certified mail (return receipt requested), express carrier or by hand, as follows:

If to CR, to:         4415 Par Circle
Marion, IA 52302
Attn: Mr. James Broghammer

If to HES:	2779 Highway 24
Lawler, IA 52154
Attn: Chairman

Or such other addresses as a Party may specify by proper notice.

13.5 Survival: The provisions of Sections 6, 7, 9, 11, 12 and 13 above shall survive termination or expiration of this Agreement.
13.6 Merger. This Agreement and its Exhibits, which are incorporated by reference, constitute the entire agreement between the Parties relating to its subject matter. This Agreement supersedes all prior representations, understandings and agreements, written or oral, express or implied. The

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Agreement can be modified upon mutual agreement by authorized representatives of each Party.
13.7    Amendment. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto, and any of the terms thereof may be waived, only by a written document signed by each Party to this Agreement or, in the case of waiver, by the Party or Parties waiving compliance.
13.8 Counterpart and Electronic Signatures. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.
In witness whereof the Parties have executed this Agreement on the dates set forth below.
HES                        CR

Homeland Energy Solutions, LLC        Cornerstone Resources, LLC

By:    /s/ Steven Core            By:    /s/ James Broghammer
Steven Core, Chairman            James Broghammer, President

Date:    1/1/2018                Date:    1/1/2018

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